EXECUTION VERSION MEMBERSHIP INTEREST PURCHASE AGREEMENT THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement ") is made effective as of March 12, 2020 (the "Effective Date "), by and among JAMESTOWN Invest 1 OP, L.P., a Delaware limited liability company ( "Buyer "), and Jamestown, L.P., a Georgia limited partnership ( "Seller "). WITNESSETH: WHEREAS, Seller is the sole member of JT Invest 1 Dairies, LLC, a Delaware limited liability company (the "Company") and the owner of all of the membership interests in the Company (the "Membership Interests "); WHEREAS, the Company is the owner of the property commonly known as Southern Dairies ( "Property "); WHEREAS, Buyer desires to acquire from Seller, and Seller desires to transfer to Buyer, fifty -one percent (51%) of the Membership Interests (the "Purchased Interests ") in exchange for the consideration specified herein to be delivered on the Closing Date (as hereinafter defined), all upon the terms and conditions hereinafter set forth; and NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, provisions, covenants and grants contained herein, the parties hereto hereby agree as follows: 1. Recitals. The foregoing Recitals are true and correct and incorporated into and form a part of this Agreement. 2. Sale and Purchase. Seller agrees to sell and Buyer agrees to purchase the Purchased Interests free and clear of all liens, claims, encumbrances, pledges, options, warrants, calls, commitments, charges and judgments whatsoever in accordance with the terms of this Agreement. 3. Closing. On the terms and subject to the conditions set forth in this Agreement, Seller hereby transfers and conveys to Buyer all of its right, title and interest in and to the Purchased Interests. Notwithstanding any provision of the Limited Liability Company Agreement of the Company (the "LLC Agreement "), Buyer is hereby admitted to the Company as a member with respect to the Purchased Interests, does hereby agree to be bound by all of the terms and provisions of the LLC Agreement, and has assumed and does hereby assume all rights and obligations of Seller with respect to the Purchased Interests arising from and after the Effective Date. The closing of the purchase and sale of the Purchased Interests (the "Closing ") shall occur on March 12, 2020 (the "Closing Date "). The other agreements or instruments as are required to be delivered by Seller and Buyer pursuant to the provisions of Section 5 shall be collectively referred to as the "Closing Documents ". 4. Purchase Price. The purchase price (the "Purchase Price ") of the Purchased Interests is Seven Million Two Hundred Seventy Nine Thousand Sixty Five and No /100 Dollars ($7,279,065.00), and is the sum of the proportionate share represented by the Purchased Interests of (i) the acquisition, legal and closing costs incurred by the Company, offset by any free rent credits received, in connection with the acquisition of the Property (collectively, the "Acquisition Costs "), (ii) the sum of the leasing and capital improvement costs incurred by the Seller at the Property through the Closing Date (collectively, the "Leasing and Capital Costs ") (iii) the sum of the Property's cash, other assets and liabilities, as well as the sum of the Company's cash, other assets and liabilities (collectively, the "Net Assets "), in each case as of the Closing Date, and (iv) the Buyer's proportionate share of the closing costs incurred in connection with the Company indebtedness that was incurred on the date hereof by the Company, less the Buyer's proportionate share of the outstanding principal balance of such Company indebtedness. The Purchase Price has initially been estimated based on balances as of February 28, 2020, and will be adjusted through the Closing Date for any post closing reconciling items. The Purchase Price shall be payable in full at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Buyer prior to the Closing. The purpose and intent clause (iii) of this Section 4 is that Seller, by and through the Company, shall bear all expenses of ownership and operation of the proportionate share represented by the Purchased Interests of the Company (other than the Acquisition Costs and the Leasing and Capital Costs) and shall receive all income therefrom accruing through 11:59 pm on March 11, 2020, and Purchaser, by and through the Company, shall bear all such expenses and receive all such income accruing thereafter. The parties agree to make any reconciliations between themselves which are required in connection with any update or adjustments which are mutually agreed upon no later than April 11, 2020. 5. Proceedings at Closing. On the Closing Date, the Closing shall take place as follows: (a) Seller shall deliver the following documents and instruments, duly executed by or on behalf of each Seller: (i) A certificate and affidavit of non -foreign status from Seller; (ii) An amendment and restatement of the LLC Agreement in the form agreed upon by Buyer and Seller (the "Amended and Restated LLC Agreement "); and (iii) Such other documents or instruments as are reasonably required by Buyer in order to consummate the transactions contemplated by this Agreement and are reasonably approved by Seller. (b) Buyer shall deliver the following, if the same have not been theretofore delivered by Buyer to Seller: (i) The Purchase Price in accordance with the provisions of this Agreement; (ii) The Amended and Restated LLC Agreement; and (iii) Such other documents or instruments as are reasonably required by Seller in order to consummate the transactions contemplated by this Agreement and are reasonably approved by Buyer. 6. Closing Costs. Each party to this Agreement shall pay its own attorneys' fees. All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring them. 7. Warranties, Representations and Covenants of Seller. As of the Effective Date and again as of the Closing Date, Seller represents, warrants and covenants with Buyer as follows with regard to itself: (a) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization. (b) The execution and delivery of this Agreement and the other Closing Documents required to be executed by Seller, and the performance of Seller's obligations under this Agreement and the other Closing Documents required to be executed by Seller, have been duly authorized by all requisite action, and this Agreement has been and all Closing Documents will be duly executed and delivered by Seller. This Agreement and the Closing Documents when executed and delivered by Seller constitute the valid, binding and enforceable obligation of Seller, subject, however, to bankruptcy and similar laws affecting the rights and remedies of creditors generally. (c) The execution and delivery of this Agreement and the other Closing Documents to be executed and delivered by Seller and the performance by Seller of Seller's duties and obligations under this Agreement and the other Closing Documents to be executed and delivered by Seller are consistent with and not in violation of any contract, agreement or other instrument to which any Seller is a party, any judicial order or judgment of any nature by which Seller is bound, or the organizational documents of any Seller. (d) There are no actions, proceedings, litigation, suits, investigations or condemnation actions either pending or threatened against Seller or the Membership Interests which would have a material adverse effect on any Seller's ability to perform its obligations under the Agreement. (e) Seller is not a "foreign person" as defined by Internal Revenue Code § 1445. (f) No consent, approval, order or authorization of any person not a party to this Agreement, and no consent, approval, declaration or filing with any governmental authority on the part of Seller is required in connection with the execution and delivery of this Agreement or would have a material adverse effect on Seller's performance of the transactions contemplated herein. (g) Seller owns (both legally and beneficially) its interest in the Membership Interests free and clear of all liens, claims, encumbrances, pledges, options, warrants, calls, commitments, charges and judgments whatsoever. Seller has not pledged, hypothecated or otherwise encumbered the Membership Interests. Except as limited by the LLC Agreement, Seller has the absolute and unrestricted right to sell, transfer and assign the Purchased Interests to Buyer. There are no outstanding agreements or commitments, oral or written, options, warrants, calls or other rights of any kind to purchase or acquire the Membership Interests. The Membership Interests are not certificated. Neither Seller nor the Membership Interests are subject to any voting rights agreement, voting trust agreement, option right, right of first refusal, right of first offer, or any other similar right or agreement other than those which are imposed on the Membership Interests under the LLC Agreement. (h) Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of its creditors, suffered the appointment of a receiver to take possession of any of its assets, suffered the attachment or other judicial seizure of any of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally. (i) Seller is in compliance with all applicable anti -money laundering and anti -terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti- Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance. Neither: (i) Seller, nor any of its affiliates, nor any person controlled by it; nor (ii) to the best of its knowledge, after making due inquiry, any person who owns a controlling interest in or otherwise controls it; nor (iii) to the best of its knowledge, after making due inquiry, if it is a privately held entity, any person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in it; nor (iv) any person for whom it is acting as agent or nominee in connection with this investment, is a country, territory, person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, person, organization, or entity under any economic sanctions program administered or maintained by OFAC. The representations and warranties of Seller set forth in this Section 7 hereof shall survive Closing indefinitely. 8. Warranties, Representations And Covenants of Buyer. As of the Effective Date and again as of the Closing Date in the event this Agreement is not terminated in accordance with the terms hereof, Buyer represents, warrants and covenants with Seller as follows: (a) Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization. (b) The execution and delivery of this Agreement and the other Closing Documents required to be executed by Buyer, and the performance of Buyer's obligations under this Agreement and the other Closing Documents required to be executed by Buyer, have been duly authorized by all requisite action, and this Agreement has been and all Closing Documents will be duly executed and delivered by Buyer. This Agreement and the Closing Documents when executed and delivered by Buyer constitute the valid, binding and enforceable obligation of Buyer, subject, however, to bankruptcy and similar laws affecting the rights and remedies of creditors generally. (e) The execution and delivery of this Agreement and the other Closing Documents to be executed and delivered by Buyer and the performance by Buyer of Buyer's duties and obligations under this Agreement and the other Closing Documents to be executed and delivered by Buyer are consistent with and not in violation of any contract, agreement or other instrument to which Buyer is a party, any judicial order or judgment of any nature by which Buyer is bound, or the organizational documents of Buyer. (d) There are no actions, proceedings, litigation, suits, investigations or condemnation actions either pending or threatened against Buyer which would have a material adverse effect on Buyer's ability to perform its obligations under the Agreement. (e) No consent, approval, order or authorization of any person not a party to this Agreement that has not already been obtained, and no consent, approval, declaration or filing with any governmental authority on the part of Buyer that has not already been obtained, is required in connection with the execution and delivery of this Agreement or would have a material adverse effect on Buyer's performance of the transactions contemplated herein. (f) Buyer has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of its creditors, suffered the appointment of a receiver to take possession of any of its assets, suffered the attachment or other judicial seizure of any of its assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally. (g) Buyer is in compliance with all applicable anti -money laundering and anti -terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti- Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance. Neither: (i) Buyer, nor any of its affiliates, nor any person controlled by it; nor (ii) to the best of its knowledge, after making due inquiry, any person who owns a controlling interest in or otherwise controls it; nor (iii) to the best of its knowledge, after making due inquiry, if it is a privately held entity, any person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in it; nor (iv) any person for whom it is acting as agent or nominee in connection with this investment, is a country, territory, person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, person, organization, or entity under any economic sanctions program administered or maintained by OFAC. The representations and warranties of Buyer set forth in this Section 8 hereof shall survive Closing indefinitely. 9. Confidentiality. Neither Buyer nor Seller shall disclose the terms and conditions contained in this Agreement and shall keep the same confidential, provided that either party may disclose the terms and conditions of this Agreement (a) as required by law or by regulatory or judicial process, (b) to the extent such information is a matter of public record, (c) to their respective consultants, any lender of the Property, the Company or Buyer, or (d) to its respective partners, members, managers, directors, officers, agents, attorneys, accountants, financial consultants, actual and potential lenders, other advisors and existing and potential investors. 10. Assignment. This Agreement may not be assigned by any party without first obtaining the prior written consent of the other parties, which approval may be given or withheld in such other party's sole discretion. 11. Survival. Except as otherwise expressly provided herein, all the provisions of this Agreement shall be merged into the instruments and documents executed and delivered at Closing. 12. Modification. This Agreement supersedes all prior discussions and agreements between Seller and Buyer with respect to the purchase and sale of the Membership Interests and other matters contained herein, and this Agreement contains the sole and entire understanding between Seller and Buyer with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of the parties hereto. 13. Applicable Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Delaware. 14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. A facsimile or electronic transmission shall be considered the same as an original. 15. Captions. The captions and headings used in this Agreement are for convenience only and do not in any way restrict, modify or amplify the terms of this Agreement.

16. Exhibits. Each and every Exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each Exhibit were set forth in full and at length every time it is referred to or otherwise mentioned. 17. Notices. All notices, requests, demands, tenders and other communications under this Agreement shall be in writing to the address or facsimile number for each party set forth in the LLC Agreement. Any such notice, request, demand, tender or other communication shall be deemed to have been duly given: (a) if served in person, when served; (b) if sent by facsimile (provided that such facsimile transmission is confirmed by telephone or a statement generated by the transmitting machine) upon completion of transmission, or if transmission is completed after 5:00 p.m. Atlanta, Georgia local time or on a day other than a Business Day, on the next succeeding Business Day (any notice sent by facsimile shall also be sent on the same day by overnight courier for next Business Day delivery); (c) if by overnight courier, on the first Business Day after delivery to the courier; or (d) if by regular or certified mail, return receipt requested, upon receipt. Rejection or other refusal to accept, or inability to deliver because of changed address or facsimile number of which no notice was given, shall be deemed to be receipt of such notice, request, demand, tender or other communication. Any party, by written notice to the others in the manner herein provided, may designate an address, phone number and/or facsimile number in the United States of America different from that stated herein. Any notice, request, demand, tender or other communication from legal counsel of a party hereto shall be deemed notice from such party for purposes of this Section 17. 18. Attorneys' Fees. In the event of any litigation arising out of this Agreement, the party substantially prevailing in obtaining the relief sought, in addition to all other sums that the other party may be required to pay, shall recover a reasonable sum for such prevailing party's attorneys' fees and disbursements. The provisions of this Section 18 shall survive indefinitely any termination of this Agreement or the Closing and shall not be merged into the Closing Documents. 19. Business Day; Holidays. The term "Business Day" shall mean a day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in New York are authorized or required by law or executive order to close. If the last day upon which performance hereunder would otherwise be required or permitted is not a Business Day, then the time for such performance shall be extended to the next day that is a Business Day. 20. Number and Gender. As used in this Agreement, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. All capitalized terms defined in this Agreement shall have the same meanings when used in the exhibits attached hereto. 21. Tax Matters; Distributions. Seller's Schedule K-1 (Form 1065) shall reflect all Company income allocable to the members of the Company for the Company's operations up to and including March 11, 2020. Thereafter, Seller's and Buyer's Schedules K -I (Form 1065) shall reflect all Company income allocable to them pursuant to the Amended and Restated LLC Agreement of the Company's operations from and after March 12, 2020. All Net Cash Flow (as defined in the LLC Agreement) of the Company allocable to the period prior to the Effective Date shall be distributed to the Seller, and all Net Cash Flow of the Company allocable to the period after the Effective Date shall be distributed to Buyer and Seller in accordance with the Amended and Restated LLC Agreement.

22. No Recordation. In no event shall this Agreement or any memorandum of this Agreement be recorded. Any such recordation or attempted recordation shall constitute a breach of this Agreement by the party performing such recordation or attempted recordation. 23. Further Assurances. At Closing, and from time to time thereafter, Seller shall do all such additional and further acts, and shall execute and deliver all such additional and further instruments and documents, as Buyer or Buyer's counsel may reasonably require fully to vest in and assure to Buyer full right, title and interest in and to the Purchased Interests to the full extent contemplated by this Agreement and otherwise to effectuate the purchase and sale of the Purchased Interests as contemplated by and provided for in this Agreement; provided, however, Seller shall not be required to undertake any liability not expressly contemplated by this Agreement. IN WITNESS WHEREOF, Buyer and Seller have caused their duly authorized representatives to execute and deliver this Agreement, all as of the day and year first written above. BUYER: JAMESTOWN INVEST 1 OP, L.P., a Delaware limited liability company By: /4,6 tA4L3' Wilson, Authorized Person SELLER: JAMESTOWN, L.P., a Georgia limited partnership By: Jamestown Properties Corp., a Georgia corporation, its general partner By: Matt Bronfman, Authorized P son